Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core Total U.S. Bond Market ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Transamerica Partners Core Bond Portfolio (DIA-CORE)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
Transamerica Multi-Managed Balanced Portfolio (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP (TAP-CORE)
Transamerica Partners Balanced Portfolio (TRANS-CORE)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
03-26-2014

Security Type:
BOND/CORP

Issuer
MasterCard Incorporated  (2019)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., Goldman,
Sachs & Co., Merrill Lynch, Pierce, Fenner
& Smith Incorporated, U.S. Bancorp
Investments, Inc., Barclays Capital Inc.,
Deutsche Bank Securities Inc., Lloyds
Securities Inc., RBS Securities Inc., BMO
Capital Markets Corp., Mitsubishi UFJ
Securities (USA), Inc., Morgan Stanley &
Co. LLC, PNC Capital Markets LLC, Wells
Fargo Securities, LLC, Apto Partners, LLC,
CastleOak Securities, L.P., C.L. King &
Associates, Inc., Drexel Hamilton, LLC,
Guzman & Company, Kota Global Securities
Inc., Lebenthal & Co., LLC, Mischler
Financial Group, Inc., Muriel Siebert &
Co., Inc., The Williams Capital Group,
L.P.


Transaction Details

Date of Purchase
03-26-2014

Purchase
Price/Share
(per share / %
of par)
$99.617

Total
Commission,
Spread or
Profit
0.370%

1.	Aggregate Principal Amount Purchased
(a+b)
$25,000,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$15,328,000

b.	Other BlackRock Clients
$9,672,000

2.	Aggregate Principal Amount of
Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 03-28-2014

Global Syndicate Team
Member




Approved by:
Betsy Mathews-Steven DeLaura
Date: 03-31-14

Global Syndicate Team
Member